CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 5, 1993 included and incorporated by reference in WPL Holdings, Inc.'s Form 10-K for the year ended December 31, 1992, and our reports dated April 23, 1993 incorporated by reference in WPL Holdings, Inc.'s Form 10-K/A for the year ended December 31, 1992, and to all references to our Firm included in this registration statement.



                                                        ARTHUR ANDERSEN & CO.


   Milwaukee, Wisconsin
   February 9, 1994.